BDO

**BDO Limited**
Certified Public Accountants
德豪會計師事務所有限公司

☑ 25th Floor Wing On Centre
111 Connaught Road Central
Hong Kong
Telephone : (852) 2541 5041
Facsimile : (852) 2815 2239

香港干諾道中 111號
永安中心 25樓
電話：(852) 2541 5041
傳真：(852) 2815 2239

20th Floor Central Plaza
18 Harbour Road Wanchai
Hong Kong
Telephone : (852) 2877 8500
Facsimile : (852) 2815 2239

香港灣仔港灣道 18號
中環廣場 20樓
電話：(852) 2877 8500
傳真：(852) 2815 2239

**Consent of Independent Registered Public Accounting Firm**

The Board of Directors
China-Biotics, Inc.
No. 999 Ningqiao Road
Jinqiao Export Processing Zone
Pudong, Shanghai 201206
People's Republic of China

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement (Amendment No. 1 to Form S-1) of our reports dated July 10, 2008 and February 24, 2009 relating to the consolidated financial statements and schedule of China-Biotics, Inc., which are contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

BDO Ltd

BDO Limited

Hong Kong, June 11 2009